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                                                                      Exhibit 23





                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Annual Report on Form 10-K of The J. M. Smucker Company of our report dated June 8, 1995, included in the 1995 Annual Report to Shareholders of The J. M. Smucker Company.

Our audit also included the financial statement schedule of The J. M. Smucker Company listed in item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-21273 and Form S-8 No. 33-38011) pertaining to the 1987 Stock Option Plan and (Form S-8 No. 33-32637) pertaining to the UK Employees (1989) Stock Option Plan and the Elsenham (Nonapproved) Stock Option Plan, of our report dated June 8, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report on Form 10-K of The J. M. Smucker Company.


                                                ERNST & YOUNG LLP

Akron, Ohio
July 21, 1995